FOR IMMEDIATE RELEASE                                                                                                                     MARCH 11, 2016

Tandy Leather Factory Reports 2015 Financial Results
Beats 2015 Revenue and Earnings

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the fourth quarter and year ended December 31, 2015.  A conference call will be conducted by senior management at 10:00 a.m. Eastern Time on March 11, 2016.  Dial-in details have been provided previously.

Consolidated net income for the quarter was $2.3 million, decreasing 5% from consolidated net income for the fourth quarter of 2014.  Fully diluted earnings per share for the quarter were $0.24, the same as that for the same quarter of the previous year.  Total sales for the quarter ended December 31 2015 decreased 1% to $24.2 million from $24.5 million for the fourth quarter of 2014.  Consolidated sales for the year ended December 31, 2015 were $84.2 million, up 1% from 2014 sales of $83.4 million.  Consolidated net income for 2015 was $6.4 million or $0.63 per fully-diluted share versus $7.7 million or $0.75 per fully-diluted share for 2014.

Sales in the Retail Leathercraft division for the fourth quarter of 2015 increased $165,000 over the previous year's fourth quarter,  a 1% improvement.  Same store sales in the fourth quarter of 2015 matched that of the same period in the prior year.  Eighty-two Tandy Leather retail stores comprised Retail Leathercraft’s operations on December 31, 2015 and 2014.  For the year, Retail Leathercraft’s sales increased $1.9 million, or 4%, over 2014. Same store sales for the year increased 1% compared to 2014.

Fourth quarter sales for the Wholesale Leathercraft division decreased $190,000 over the same quarter of 2014, a 2% decline.  Same store sales decreased 2%.  There were twenty-eight stores in the segment at December 31, 2015, compared to twenty-nine stores at December 31, 2014.  For the year, Wholesale Leathercraft’s sales were down $532,000, or 2%.  2015 same store sales increased 1%.

International Leathercraft’s fourth quarter sales decreased $204,000 over the same quarter of 2014, a 17% decline.  Same stores sales in the fourth quarter of 2015 decreased 28%.  The one new store, opened in October 2015, added fourth quarter sales of $127,000.  There were four stores in the segment at December 31, 2015, compared to three stores at December 31, 2014.  For the year, International Leathercraft’s sales decreased 15% to $3.7 million from $4.3 million in 2014.  2015 same store sales decreased 17%.

Consolidated gross profit margin for the fourth quarter was 61.2%, improving from 59.1% in 2014’s fourth quarter.  For 2015, consolidated gross profit margin was 61.9%, declining slightly from the previous year's gross profit margin of 62.5%.  Consolidated operating expenses for the fourth quarter of 2015 were 45.2% of sales, increasing $372,000 or 3.5% over the same quarter of 2014.  Operating expenses totaled 49.4% of sales for 2015, increasing $1.4 million, or 3.5% over 2014.

Shannon L. Greene, interim Chief Executive Officer, commented, "2015 was a challenging year on many fronts.  Despite those challenges, we beat our revenue and earnings guidance, albeit minimally.  We have some work to do in 2016 to achieve our standing goal of top line and bottom line growth against the prior year.  Growing the top line has its challenges as we can’t force our customers to make purchases.  What we can do is offer quality product and exceptional customer service.  Operating expenses are more within our control.  We are analyzing many of those expenses, focusing on more efficient and deliberate spending without negatively impacting our stores.”

Mark Angus, interim President, added, “Our consolidated gross profit margin in the fourth quarter was much better than our 2014 fourth quarter margin, improving by more than two percentage points.  For the year, our gross profit margin decreased approximately one-half percent.  We have talked previously about how the customer and product mix dictates margin results.  Our focus in 2016 is to tweak our product offerings to our customer groups in such a way to maximize margins.”

Financial Outlook:

The following statements are based on TLF's current expectations as of March 11, 2016.  These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

Estimated consolidated net sales for 2016 will be in the range of $84-85 million.  EPS for 2016 are expected to be in the range of $0.69 to $0.71.  Average shares outstanding, both basic and diluted, in 2016 are estimated to be approximately 9.7 million.  The Company assumes an effective tax rate for the year between 36% and 37%.

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 28 Leather Factory stores, located in 18 states and 3 Canadian provinces, 83 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and four combination wholesale/retail stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or Shannon.greene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or mgilbert@mageellanfin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 12/31/15		Quarter Ended 12/31/14
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$7,519,790	$2,060,722	$7,709,704	$1,720,505
Retail Leathercraft	15,744,009	1,827,471	15,579,134	1,905,845
International Leathercraft	979,172	4,033	1,182,767	151,812
Total Operations	$24,242,971	$3,892,226	$24,471,605	$3,778,162

	Year Ended 12/31/15		Year Ended 12/31/14
	Sales	Oper Inc	Sales	Oper Inc
Wholesale Leathercraft	$26,754,164	$4,663,590	$27,285,884	$5,300,413
Retail Leathercraft	53,714,432	5,689,814	51,805,944	6,077,345
International Leathercraft	3,692,604	121,296	4,339,084	580,271
Total Operations	$84,161,200	$10,474,700	$83,430,912	$11,958,029

Wholesale Leathercraft	Quarter Ended 12/31/15		Quarter Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	28	$7,519,790	28	$7,674,739
New store sales	-	-	1	34,965
Closed store sales	-	-	-	-
Total Sales – Wholesale Leathercraft	28	$7,519,790	28	$7,709,704

	Year Ended 12/31/15		Year Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	28	$26,754,164	28	$26,533,991
New store sales	-	-	1	403,243
Closed store sales	-	-	-	348,650
Total Sales – Wholesale Leathercraft	28	$26,754,164	28	$27,285,884

Retail Leathercraft	Quarter Ended 12/31/15		Quarter Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	80	$15,478,929	80	$15,505,922
New store sales	2	265,080	2	73,212
Closed store sales	-	-	-	-
Total Sales – Retail Leathercraft	82	$15,744,009	82	$15,579,134

	Year Ended 12/31/15		Year Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	79	$51,986,010	79	$51,355,176
New store sales	3	1,728,422	3	450,768
Closed store sales	-	-	-	-
Total Sales – Retail Leathercraft	82	$53,714,432	82	$51,805,944

International Leathercraft	Quarter Ended 12/31/15		Quarter Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	3	$851,815	3	$1,182,767
New store sales	1	127,357	-	-
Total Sales – Intl Leathercraft	4	$979,172	3	$1,182,767

	Year Ended 12/31/15		Year Ended 12/31/14
	# of stores	Sales	# of stores	Sales
Same store sales	3	$3,565,247	3	$4,339,084
New store sales	1	127,357	-	-
Total Sales – Intl Leathercraft	4	$3,692,604	3	$4,339,084

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

	Three Months		Twelve Months
	2015 (unaudited)	2014	2015 (unaudited)	2014
NET SALES	$24,242,971	$24,471,605	$84,161,200	$83,430,912

COST OF SALES	9,401,917	10,016,886	32,090,140	31,306,155

Gross Profit	14,841,054	14,454,719	52,071,060	52,124,757

OPERATING EXPENSES	10,948,828	10,576,557	41,596,360	40,166,728

INCOME FROM OPERATIONS	3,892,226	3,878,162	10,474,700	11,958,029

Interest expense	22,844	71,217	330,004	225,584
Other, net	(6,287)	(30,962)	(74,357)	(75,165)
Total other expense	16,557	40,255	255,647	150,419

INCOME BEFORE INCOME TAXES	3,875,669	3,837,907	10,219,053	11,807,610

PROVISION FOR INCOME TAXES	1,536,911	1,379,445	3,816,648	4,100,689

NET INCOME	$2,338,758	$2,458,462	$6,402,405	$7,706,921

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.24	$0.64	$0.76
Diluted	$0.24	$0.24	$0.63	$0.75

Weighted Average Number of Shares Outstanding:
Basic	9,692,860	10,210,933	10,077,140	10,203,063
Diluted	9,712,571	10,244,127	10,102,394	10,241,121

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/15 (unaudited)	12/31/14
ASSETS
CURRENT ASSETS:
Cash	$10,962,615	$10,636,530
Accounts receivable-trade, net of allowance for doubtful accounts
of $1,700 and $400 in 2015 and 2014, respectively	553,206	625,054
Inventory	33,584,539	32,875,492
Prepaid income taxes	549,277	336,828
Deferred income taxes	326,830	371,491
Prepaid expenses	1,514,887	1,348,652
Other current assets	70,197	157,758
Total current assets	47,561,551	46,351,805

PROPERTY AND EQUIPMENT, at cost	23,992,208	22,199,943
Less accumulated depreciation and amortization	(8,297,155)	(7,037,665)
	15,695,053	15,162,278

GOODWILL	953,356	971,786
OTHER INTANGIBLES, net of accumulated amortization of
$702,000 and $665,000 in 2015 and 2014, respectively	27,282	58,026
OTHER assets	329,684	329,979
	$64,566,926	$62,873,874

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,983,376	$1,255,218
Accrued expenses and other liabilities	6,045,552	5,394,514
Income taxes payable	-	-
Current maturities of capital lease obligation	72,686	-
Current maturities of long-term debt	231,952	3,702,500
Total current liabilities	8,333,566	10,352,232

DEFERRED INCOME TAXES	1,702,515	1,458,005

LONG-TERM DEBT, net of current maturities	3,479,273	1,940,625
CAPITAL LEASE OBLIGATION, net of current maturities	79,396	-
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,275,641 and 11,239,157 shares issued at 2015 and 2014,
9,753,293 and 10,245,534 outstanding at 2015 and 2014, respectively	27,062	26,984
Paid-in capital	6,168,489	6,013,325
Retained earnings	53,067,234	46,664,829
Treasury stock at cost (1,522,348 shares at 2015 and 2014)	(6,602,930)	(2,894,068)
Accumulated other comprehensive income	(1,687,679)	(688,058)
Total stockholders' equity	50,972,176	49,123,012
	$64,566,926	$62,873,874

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014

	2015 (unaudited)	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,402,405	$7,706,921

Adjustments to reconcile net income to net cash
provided by operating activities -
Depreciation and amortization	1,567,172	1,436,624
Loss on disposal or abandonment of assets	31,064	18,820
Non-cash stock-based compensation	145,321	67,818
Deferred income taxes	289,171	183,490
Foreign currency translation	(896,927)	(727,664)
Net changes in assets and liabilities, net of effect of
business acquisitions:
Accounts receivable-trade, net	71,848	137,351
Inventory	(709,047)	(6,574,662)
Income taxes	(212,449)	(609,026)
Prepaid expenses	43,585	260,992
Other current assets	87,561	320,835
Accounts payable-trade	728,158	(629,419)
Accrued expenses and other liabilities	651,038	(414,368)
Total adjustments	1,796,495	(6,529,209)
Net cash provided by operating activities	8,198,900	1,177,712

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,164,040)	(2,204,190)
Purchase of intangible assets	(10,000)	-
Proceeds from sale of assets	11,662	20,936
Decrease (increase) in other assets	295	11,980
Net cash (used in) provided by investing activities	(2,162,083)	(2,171,274)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (decrease) increase in revolving credit loans	(3,500,000)	3,500,000
Proceeds from notes payable and long-term debt	3,711,224	-
Payments on notes payable and long-term debt	(2,143,125)	(455,625)
Payments on capital lease obligations	(79,889)	-
Payment of dividend	-	(2,549,684)
Repurchase of common stock (treasury stock)	(3,708,862)	-
Proceeds from issuance of common stock	9,920	52,722
Net cash provided by (used in) financing activities	(5,710,732)	547,413

NET (DECREASE) INCREASE IN CASH	326,085	(446,149)

CASH, beginning of period	10,636,530	11,082,679

CASH, end of period	$10,962,615	$10,636,530

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$330,004	$225,584
Income tax paid during the period, net of (refunds)	3,743,864	4,804,087

NON-CASH INVESTING ACTIVITIES:
Equipment purchased via capital lease arrangements	$231,972	-